                                                                 EXHIBIT 10.4(c)


                                  AMENDMENT TO
                             AMERISTAR CASINOS, INC.
                      1999 STOCK INCENTIVE PLAN, AS AMENDED

                       (EFFECTIVE AS OF JANUARY 24, 2003)

This Amendment to Ameristar Casinos, Inc. 1999 Stock Incentive Plan, as amended (this "Amendment") is made and effective as of January 24, 2003.

      WHEREAS, Ameristar Casinos, Inc., a Nevada corporation (the "Company"), maintains a 1999 Stock Incentive Plan, as amended (the "Plan"); and

      WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan in certain respects as provided in this Amendment and as permitted by Section 10 of the Plan; and

      WHEREAS, except as amended pursuant to this Amendment, the terms of the Plan as currently in effect shall remain in full force and effect.

1. Amendment to Section 11. Section 11 of the Plan is hereby amended to read in its entirety as follows:

      "Section 11. Acceleration of Vesting in Certain Circumstances.

      11.1 Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee and expressly set forth in the agreement evidencing the Stock Option or Restricted Stock award, in the event of a Change in Control, (i) each Stock Option outstanding under the Plan which is not otherwise fully vested or exercisable with respect to all of the shares of Stock at that time subject to such Stock Option shall automatically accelerate so that each such Stock Option shall, immediately upon the effective time of the Change in Control, become exercisable for all the shares of Stock at the time subject to such Stock Option and may be exercised for any or all of those shares as fully vested shares of Stock, and (ii) all shares of Restricted Stock outstanding under the Plan which are not otherwise fully vested shall automatically accelerate so that all such shares of Restricted Stock shall, immediately upon the effective time of the Change in Control, become fully vested, free of all restrictions.

      11.2 Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee and expressly set forth in the agreement evidencing the Stock Option or Restricted Stock award, in the event of a Corporate Transaction, (i) each Stock Option outstanding under the Plan which is not otherwise fully vested or exercisable with respect to all of the shares of Stock at that time subject to such Stock Option shall automatically accelerate so that each such Stock Option shall, immediately prior to the effective time of the Corporate Transaction, become exercisable for all the shares of Stock at the time subject to such Stock Option and may be exercised for any or all of those shares as fully vested shares of Stock, and (ii) all shares of Restricted Stock outstanding under the Plan which are not otherwise fully vested shall automatically accelerate so that all such shares of Restricted Stock shall, immediately prior to the effective time of the Corporate Transaction, become fully vested, free of all restrictions.

      11.3 As used in the Plan, a "Change in Control" shall be deemed to have occurred if:

            (a) Individuals who, as of January 24, 2003, constitute the entire Board ("Incumbent Directors") cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by the vote of a majority of the then Incumbent Directors (other than an election or nomination of an individual whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company), also shall be an Incumbent Director; or

            (b) Any Person (as defined below) other than a Permitted Holder (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate fifty percent (50%) or more of either (i) the then outstanding shares of Stock or (ii) the Combined Voting Power (as defined below) of all then outstanding Voting Securities (as defined below) of the Company; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this clause (b) solely as the result of:

                        (A) An acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Stock beneficially owned by any Person to fifty percent (50%) or more of the shares of

                              Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to fifty percent (50%) or more of the Combined Voting Power of all then outstanding voting securities; or

                        (B) An acquisition of securities directly from the Company, except that this Paragraph (B) shall not apply to:

                                    (1)   any conversion of a security that was
                                          not acquired directly from the
                                          Company; or

                                    (2)   any acquisition of securities if the
                                          Incumbent Directors at the time of the
                                          initial approval of such acquisition
                                          would not immediately after (or
                                          otherwise as a result of) such
                                          acquisition constitute a majority of
                                          the Board.

      11.4 As used in the Plan, "Corporate Transaction" means (a) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (i) the stockholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of (A) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Corporation") (or of its ultimate parent corporation, if any) and (B) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Corporation (or of its ultimate parent corporation, if any) or (ii) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the board of directors of the Surviving Corporation (or of its ultimate parent corporation, if any) or (b) the liquidation or dissolution of the Company.

      11.5  For purposes of this Section 11:

                  (a) "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of directors of a corporation by holders of the then outstanding Voting Securities of such corporation;

                  (b) "Permitted Holder" shall mean (i) the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (ii) to the extent they hold securities in any capacity whatsoever, Craig
                        H. Neilsen and Ray Neilsen and their respective estates, spouses, heirs, ancestors, lineal descendants, stepchildren, legatees and legal representatives, and the trustees of any bona fide trusts of which one or more of the foregoing are the sole beneficiaries or grantors thereof and (iii) any Person controlled, directly or indirectly, by one or more of the foregoing Persons referred to in the immediately preceding clause
                        (ii), whether through the ownership of voting securities, by contract, in a fiduciary capacity, through possession of a majority of the voting rights (as directors and/or members) of a not-for-profit entity, or otherwise;

                  (c) "Person" shall mean any individual, entity (including, without limitation, any corporation (including, without limitation, any charitable corporation or private foundation), partnership, limited liability company, trust (including, without limitation, any private, charitable or split-interest trust), joint venture, association or governmental body) or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that "Person" shall not include the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiary for or pursuant to the terms of any such plan; and

                  (d) "Voting Securities" shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation."

2. Confirmation. Except as amended pursuant to this Amendment, the terms of the Plan as currently in effect shall remain in full force and effect.